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                                                                     EXHIBIT 2.1

ABBOTT
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Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois  60064-3500




November 18, 1999



Mr. Peter D. Staple
ALZA Corporation
950 Page Mill Road
Palo Alto, CA 94304

Dear Peter:

This letter shall serve to memorialize the agreement reached between Abbott Laboratories ("Abbott") and ALZA Corporation ("ALZA") regarding the proposed merger of a wholly owned subsidiary of Abbott with and into ALZA (the "Merger") pursuant to the Agreement and Plan of Merger among ALZA, Abbott and AC Merger Sub Inc. dated as of June 21, 1999 (the "Merger Agreement"). Notwithstanding the special meeting of ALZA stockholders held on September 21, 1999, Abbott and ALZA agree that the Merger will not take place unless and until a new or amended proxy statement/S-4 registration statement is filed and distributed in accordance with Sections 6.3 and 6.5 of the Merger Agreement and another meeting of the stockholders of ALZA is convened and held and the Merger and the Merger Agreement, as the same may be amended, is approved and adopted by the requisite vote of the ALZA stockholders. Neither Abbott nor ALZA will assert that a refusal by the other party to effect the Merger on the basis that such other ALZA stockholder meeting and approval have not yet occurred constitutes a breach of such other party's obligations under the Merger Agreement.

Except as expressly provided herein, this letter agreement shall not constitute a waiver or modification of any provisions of the Merger Agreement. There shall be no third party beneficiaries to this letter agreement.
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Mr. P. Staple
November 18, 1999
Page 2


Please countersign this letter in the space provided below to indicate your agreement with the foregoing.

Sincerely,

ABBOTT LABORATORIES


By:  /s/ Jose M. de Lasa
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     Jose M. de Lasa
     Senior Vice President, Secretary and
     General Counsel


Accepted and Agreed:

ALZA CORPORATION


By:  /s/ Peter D. Staple
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     Peter D. Staple
     Senior Vice President and
     General Counsel